UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal                                                         000-50592                                         20-0411486
(State or other jurisdiction of incorporation)      (Commission File No.)         (I.R.S. Employer Identification No.)

                                                                                                              1359 N. Grand Avenue, Covina, CA                                                                                                  91724
(Address of principal executive offices)                                                                               (Zip Code)

                 Registrant's telephone number, including area code:                               (626) 339-9663

Not Applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On October 27, 2008, K-Fed Bancorp issued a press release disclosing its September 30, 2008 financial results.

A copy of the press release is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – K-Fed Bancorp press release dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: October 27, 2008                                                                                                                                                                          By: /s/ Kay M. Hoveland
                                                                                                              Kay M. Hoveland
                                                                                                              President and Chief Executive Officer

FOR IMMEDIATE RELEASE
For more information contact:
Kay Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

K-FED BANCORP ANNOUNCES A 42% INCREASE IN NET INCOME FOR FIRST QUARTER

Covina, CA – October 27, 2008. K-FED Bancorp (NASDAQ: KFED), the parent company of Kaiser Federal Bank, reported net income for the quarter ended September 30, 2008 of $1.4 million or $0.10 per diluted share as compared to $993,000 or $0.07 per diluted share for the same quarter last year. The $416,000 or 41.9% increase in net income was primarily due to an increased net interest margin resulting from a lower cost of funds.

The Bank’s net interest margin increased to 2.58% for the quarter ended September 30, 2008 as compared to 2.37% for the same period last year. This 21 basis point increase was the direct result of the declining interest rate environment that began in late 2007.

Non-interest income increased to $1,210,000 at September 30, 2008 from $1,041,000 for the same period last year. The increase of $169,000 was the result of increased customer fees and charges related to increased customer activity coupled with an increase in ATM surcharge fees for non-customers.

Despite the current economic crisis and continued deterioration in the housing market, the Bank’s asset quality continues to remain strong. Delinquent loans totaled $4.3 million or 0.58% of total loans, net charge-offs totaled $315,000 or 0.17% of average loans, and non-performing assets totaled $4.2 million or 0.49% of total assets for the quarter ended September 30, 2008. While these amounts and related ratios have been increasing, these ratios are still well below industry averages.

The Bank attributes the strong asset quality to its uncompromising emphasis on credit quality. In this regard, the Bank has remained true to the traditional residential loan products that require qualified borrowers with a minimum of 20% equity in the underlying properties. Further, the Bank has not originated or purchased construction and development loans, teaser option-ARM loans, negative amortizing loans or high LTV loans. The Bank has also taken a very proactive approach in monitoring its loan portfolio in order to identify potential problem loans before they reach reportable delinquency status.

Total equity increased to $91.1 million at September 30, 2008 from $90.7 million at June 30, 2008, which is 10.66% of total assets. Currently, the Bank meets all regulatory capital requirements established by the Office of Thrift Supervision in order to be classified as a “well-capitalized” bank.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of K-Fed Bancorp and Kaiser Federal Bank, and changes in the securities markets.

K-FED BANCORP
Selected Financial Tables and Ratios (Unaudited)
September 30, 2008
 (Dollars in thousands, except per share data)

Selected Financial Condition Data and Ratios:	September 30 2008	June 30 2008
Total assets	$854,128	$849,016
Gross loans receivable	742,660	745,435
Allowance for loan losses	(3,277)	(3,229)
Cash and cash equivalents	52,596	44,315
Total deposits	509,174	495,058
Federal Home Loan Bank advances	225,015	235,019
State of California time deposits	25,000	25,000
Total stockholders’ equity	$91,084	$90,728

Asset Quality Ratios:
Equity to total assets	10.66%	10.69%
Delinquent loans to total loans	0.58%	0.26%
Non-performing loans to total loans	0.41%	0.23%
Non-performing assets to total assets	0.49%	0.35%
Net charge-offs to average loans outstanding (annualized)	0.17%	0.07%
Allowance for loan losses to total loans	0.44%	0.43%
Allowance for loan losses to non-performing loans	108.94%	186.66%

Selected Results of Operations Data and Ratios:	Three Months Ended September 30
	2008	2007
Interest income	$11,505	$10,987
Interest expense	(6,230)	(6,460)
Net interest income	5,275	4,527
Provision for loan losses	(363)	(168)
Net interest income after provision for loan losses	4,912	4,359
Noninterest income	1,210	1,041
Noninterest expense	(3,935)	(3,853)
Income before income tax expense	2,187	1,547
Income tax expense	(778)	(554)
Net income	$1,409	$993
Performance Ratios:
Net income per share – basic	$0.10	$0.07
Net income per share – diluted	$0.10	$0.07
Return on average assets (annualized)	0.66%	0.50%
Return on average equity (annualized)	6.21%	4.28%
Net interest margin	2.58%	2.37%
Efficiency ratio	60.68%	69.12%

	At September 30,	At June 30,
Non-accrual loans Data:	2008	2008
Real estate loans:
One- to four-family	$2,954	$1,583
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	56	132
Home Equity	—	—
Other	19	15
Total	3,029	1,730

Real estate owned and Repossessed assets:
Real estate loans:
One- to four-family	1,079	1,045
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	97	161
Home equity	—	—
Other	—	—
Total	1,176	1,206

Total non-performing assets	$4,205	$2,936

	Loans Delinquent :
Delinquent Loans Data:	60-89 Days		90 Days or More		Total Delinquent Loans
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount

At September 30, 2008
Real estate loans:
One- to four-family	3	$1,166	4	$2,954	7	$4,120
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	5	77	7	56	12	133
Home equity	—	—	—	—	—	—
Other	23	23	16	19	39	42
Total loans	31	$1,266	27	$3,029	58	$4,295

At June 30, 2008
Real estate loans:
One- to four-family	—	$—	4	$1,583	4	$1,583
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	10	159	8	132	18	291
Home equity	—	—	—	—	—	—
Other	22	34	9	15	31	49
Total loans	32	$193	21	$1,730	53	$1,923